Exhibit 8.1

2001 ROSS AVENUE	ABU DHABI	HOUSTON
DALLAS, TEXAS	AUSTIN	LONDON
75201-2980	BEIJING	MOSCOW
	BRUSSELS	NEW YORK
TEL +1 214.953.6500	DALLAS	PALO ALTO
FAX +1 214.953.6503	DUBAI	RIO DE JANEIRO
BakerBotts.com	HONG KONG	RIYADH
WASHINGTON

October 28, 2014

EnLink Midstream Partners, LP

2501 Cedar Springs Rd.

Dallas, Texas 75201

Ladies and Gentlemen:

We have acted as counsel for EnLink Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering common units representing limited partner interests in the Partnership (the “Common Units”) to be issued and sold by the Partnership from time to time pursuant to Rule 415 under the Securities Act.

In connection therewith, we prepared the discussion set forth under the caption “Material Income Tax Considerations” (the “Discussion”) in the prospectus contained in the Registration Statement.

We hereby confirm that all statements of legal conclusions, but not statements of factual matters, contained in the Discussion constitute the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of (i) the Partnership’s and its general partner’s statements, covenants, and representations contained in the Registration Statement, (ii) a representation letter provided to us by the Partnership in support of this opinion, and (iii) other information provided to us by representatives of the Partnership.

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Registration Statement and to the references to our firm in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.